ALICO CORRECTS BOARD COMMITTEE CHANGES

La Belle, FL., August 14, 2009 -- Alico, Inc. (NASDAQ: ALCO), a land management company, announced on August 12, 2009 that Robert Viguet was replacing Dean Saunders on the Company’s Audit Committee.  The press release should have stated that John Rood is replacing Mr. Saunders on the Audit Committee

Alico’s Audit Committee is currently comprised of Evelyn D’An, Chairperson, Ramon Rodriguez, Charles L. Palmer, John Rood and Dr. Gordon Walker.

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:
Steven M. Smith
LaBelle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements"' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.